The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated February 13, 2018

JPMorgan Chase Financial Company LLC	February 2018

Pricing Supplement

Registration Statement Nos. 333-209682 and 333-209682-01

Dated February        , 2018

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. and International Equities

Contingent Income Auto-Callable Securities due August 20, 2020

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX® Banks Index
Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

Contingent Income Auto-Callable Securities do not guarantee the payment of interest or the repayment of principal.  Instead, the securities offer the opportunity for investors to earn a contingent quarterly payment equal to at least 2.25% of the stated principal amount with respect to each quarterly monitoring period during which the closing level of each of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX® Banks Index on each day is greater than or equal to 65% of its initial index value, which we refer to as a coupon barrier level. However, if, on any day during a quarterly monitoring period, the closing level of any underlying index is less than its coupon barrier level, you will not receive any contingent quarterly payment for the related quarterly monitoring period.  In addition, if the closing level of each underlying index is greater than or equal to its initial index value on any determination date (other than the final determination date), the securities will be automatically redeemed for an amount per security equal to the stated principal amount plus any contingent quarterly payment otherwise due with respect to the related quarterly monitoring period. If the securities have not been automatically redeemed prior to maturity and the final index value of each underlying index is greater than or equal to 60% of its initial index value, which we refer to as a downside threshold level, the payment at maturity due on the securities will be the stated principal amount and, if the closing level of each underlying index on each day during the final quarterly monitoring period is greater than or equal to its coupon barrier level, the contingent quarterly payment with respect to the final quarterly monitoring period. If, however, the securities have not been automatically redeemed prior to maturity and the final index value of any underlying index is less than its downside threshold level, you will be exposed to the decline in the worst performing of the underlying indices, as compared to its initial index value, on a 1-to-1 basis and will receive a cash payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving few or no contingent quarterly payments and also the risk of receiving a cash payment at maturity that is significantly less than the stated principal amount of the securities and could be zero.  Accordingly, investors could lose their entire initial investment in the securities. Because all payments on the securities are based on the worst performing of the underlying indices, (i) a decline of any underlying index below its coupon barrier level will result in few or no contingent quarterly payments and (ii) a decline of any underlying index below its downside threshold on the final determination date will result in a significant loss of your initial investment, even if the other underlying indices appreciate or have not declined as much.  Investors will not participate in any appreciation of any underlying index. The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program.  Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

SUMMARY TERMS
Issuer:	JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Underlying indices:	Russell 2000® Index (the “RTY Index”), S&P 500® Index (the “SPX Index”) and EURO STOXX® Banks Index (the “SX7E Index”) (each an “underlying index”)
Aggregate principal amount:	$
Early redemption:

If, on any of the determination dates (other than the final determination date) the closing level of each underlying index is greater than or equal to its initial index value, the securities will be automatically redeemed for an early redemption payment on the first contingent payment date immediately following the related determination date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any contingent payment date if the closing level of any underlying index is below its initial index value on the related determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) any contingent quarterly payment otherwise due with respect to the related quarterly monitoring period.
Contingent quarterly payment:

•   If the closing level of each underlying index is greater than or equal to its coupon barrier level on each day during a quarterly monitoring period, we will pay a contingent quarterly payment of at least $22.50 (at least 2.25% of the stated principal amount) per security on the related contingent payment date. The actual contingent quarterly payment will be provided in the pricing supplement.

•   If the closing level of any underlying index is less than its coupon barrier level on any day during a quarterly monitoring period, no contingent quarterly payment will be payable with respect to that quarterly monitoring period. It is possible that one or more of the underlying indices will be below their respective coupon barrier levels on at least one day during most or all of the quarterly monitoring periods so that you will receive few or no contingent quarterly payments.

Payment at maturity:	• If the final index value of each underlying index is greater than or equal to its downside threshold level:	(i) the stated principal amount plus, (ii) if the closing level of each underlying index on each day during the final quarterly monitoring period is greater than or equal to its coupon barrier level, the contingent quarterly payment with respect to the final quarterly monitoring period.
	• If the final index value of any underlying index is less than its downside threshold level:	(i) the stated principal amount times (ii) the index performance factor of the worst performing underlying index. This cash payment will be less than 60% of the stated principal amount of the securities and could be zero.
Coupon barrier level:

With respect to the RTY Index:        , which is equal to 65% of its initial index value

With respect to the SPX Index:        , which is equal to 65% of its initial index value

With respect to the SX7E Index:        , which is equal to 65% of its initial index value

Downside threshold level:

With respect to the RTY Index:        , which is equal to 60% of its initial index value

With respect to the SPX Index:        , which is equal to 60% of its initial index value

With respect to the SX7E Index:        , which is equal to 60% of its initial index value

Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	On or about February , 2018 (expected to price on or about February 16, 2018)
Original issue date (settlement date):	February , 2018 (3 business days after the pricing date)
Maturity date:	August 20, 2020, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement
Terms continued on the following page
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per security	$1,000.00	$20.00 (2)	$975.00
$5.00 (3)
Total	$	$	$

(1)	See “Additional Information about the Securities — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the securities.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). In no event will these selling commissions exceed $20.00 per $1,000 stated principal amount security. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each $1,000 stated principal amount security

If the securities priced today and assuming a contingent quarterly payment equal to the minimum listed above, the estimated value of the securities would be approximately $946.80 per $1,000 stated principal amount security. The estimated value of the securities on the pricing date will be provided in the pricing supplement and will not be less than $930.00 per $1,000 stated principal amount security. See “Additional Information about the Securities — The estimated value of the securities” in this document for additional information.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page PS-10 of the accompanying product supplement, “Risk Factors” beginning on page US-2 of the accompanying underlying supplement and “Risk Factors” beginning on page 10 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Securities” at the end of this document.

Product supplement no. MS-1-I dated June 3, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316013935/crt_dp64833-424b2.pdf

Underlying supplement no. 1-I dated April 15, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316012649/crt-dp64909_424b2.pdf

Prospectus supplement and prospectus, each dated April 15, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316012636/crt_dp64952-424b2.pdf

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due August 20, 2020

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX® Banks Index
Principal at Risk Securities

Terms continued from previous page:
Quarterly monitoring period:	With respect to each contingent payment date, the period from but excluding the second immediately preceding determination date (or, in the case of the first determination date, from but excluding the pricing date) to and including the immediately preceding determination date
Initial index value:	With respect to the RTY Index: , which is its closing level on the pricing date
With respect to the SPX Index:        , which is its closing level on the pricing date
With respect to the SX7E Index: , which is its closing level on the pricing date
Final index value:	With respect to each underlying index, the closing level on the final determination date
Worst performing underlying index:	The underlying index with the worst index performance factor
Index performance factor:	With respect to each underlying index, the final index value divided by the initial index value
Determination dates:	May 16, 2018, August 16, 2018, November 16, 2018, February 19, 2019, May 16, 2019, August 16, 2019, November 18, 2019, February 18, 2020, May 18, 2020 and August 17, 2020, subject to postponement for non-trading days and certain market disruption events
Contingent payment dates:	May 21, 2018, August 21, 2018, November 21, 2018, February 22, 2019, May 21, 2019, August 21, 2019, November 21, 2019, February 21, 2020, May 21, 2020 and the maturity date, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement
CUSIP/ISIN:	48129H6T9 / US48129H6T99
Listing:	The securities will not be listed on any securities exchange.

February 2018	Page 2

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due August 20, 2020

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX® Banks Index
Principal at Risk Securities

Investment Summary

The Contingent Income Auto-Callable Securities due August 20, 2020 Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX® Banks Index, which we refer to as the securities, do not provide for the regular payment of interest. Instead, the securities provide an opportunity for investors to earn a contingent quarterly payment, which is an amount equal to at least $22.50 (at least 2.25% of the stated principal amount) per security, with respect to each quarterly monitoring period during which the closing level of each underlying index on each day is greater than or equal to 60% of its initial index value, which we refer to as a coupon barrier level. The actual contingent quarterly payment will be provided in the pricing supplement. The contingent quarterly payment, if any, will be payable quarterly on the contingent payment date immediately following the determination date on which the related quarterly monitoring period ends. However, if the closing level of any underlying index is less than its coupon barrier level on any day during a quarterly monitoring period, investors will receive no contingent quarterly payment for that quarterly monitoring period. It is possible that the closing level of one or more underlying indices could be below their respective coupon barrier levels on at least one day during most or all of the quarterly monitoring periods so that you will receive few or no contingent quarterly payments during the term of the securities. We refer to these payments as contingent, because there is no guarantee that you will receive a payment on any contingent payment date. Even if all of the underlying indices were to be at or above their respective coupon barrier levels on each day during some quarterly monitoring periods, one or more underlying indices may fluctuate below their respective coupon barrier level(s) on any day during others.

If the closing level of each underlying index is greater than or equal to its initial closing value on any determination date (other than the final determination date), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus any contingent quarterly payment otherwise due with respect to the related quarterly monitoring period. If the securities have not previously been redeemed and the final index value of each underlying index is greater than or equal to 60% of its initial index value, which we refer to as a downside threshold level, the payment at maturity will be the sum of the stated principal amount and, if the closing level of each underlying index on each day during the final quarterly monitoring period is greater than or equal to its coupon barrier level, the contingent quarterly payment with respect to the final quarterly monitoring period. However, if the securities have not previously been redeemed and the final index value of any underlying index is less than its downside threshold level, investors will be exposed to the decline in the worst performing underlying index, as compared to its initial index value, on a 1-to-1 basis. Under these circumstances, the payment at maturity will be (i) the stated principal amount times (ii) the index performance factor of the worst performing underlying index, which will be less than 60% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of receiving few or no contingent quarterly payments over the term of the securities. In addition, investors will not participate in any appreciation of the underlying indices.

Supplemental Terms of the Securities

For purposes of the accompanying product supplement, each underlying index is an “Index.”

February 2018	Page 3

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due August 20, 2020

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX® Banks Index
Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities offer investors an opportunity to earn a contingent quarterly payment equal to at least 2.25% of the stated principal amount with respect to each quarterly monitoring period during which the closing level of each underlying index on each day is greater than or equal to 65% of its initial index value, which we refer to as a coupon barrier level. The actual contingent quarterly payment will be provided in the pricing supplement. The securities may be redeemed prior to maturity for the stated principal amount per security plus any contingent quarterly payment otherwise due with respect to the related quarterly monitoring period, and the payment at maturity will vary depending on the closing level of each underlying index on each day during the final quarterly monitoring period including its final index value, as follows:

Scenario 1

This scenario assumes that, prior to early redemption, each underlying index closes at or above its coupon barrier level on each day during some quarterly monitoring periods but one or more of the underlying indices closes below their respective coupon barrier levels on one or more days during the others. On the 6th determination date, the closing level of each underlying index is greater than or equal to its initial index value.

Investors receive the contingent quarterly payment for the quarterly monitoring periods during which the closing level of each underlying index is at or above its coupon barrier level on each day during the related quarterly monitoring period.

On the contingent payment date immediately following the 6th determination date, the securities will be automatically redeemed for the stated principal amount plus any contingent quarterly payment otherwise due with respect to the related quarterly monitoring period.

Scenario 2

This scenario assumes that each underlying index closes at or above its coupon barrier level on each day during some quarterly monitoring periods but one or more of the underlying indices closes below their respective coupon barrier levels on one or more days during the others, and one or more underlying indices closes below their respective initial index values on all the determination dates prior to the final determination date. On the final determination date, each underlying index closes at or above its downside threshold level.

Consequently, the securities are not automatically redeemed, and investors receive a contingent quarterly payment for the quarterly monitoring periods during which the closing level of each underlying index is at or above its coupon barrier level on each day during the related quarterly monitoring period. At maturity, investors will receive the stated principal amount and any contingent quarterly payment otherwise due with respect to the final quarterly monitoring period.

Scenario 3

This scenario assumes that each underlying index closes at or above its coupon barrier level on each day during some quarterly monitoring periods but one or more of the underlying indices closes below their respective coupon barrier levels on one or more days during the others, and one or more underlying indices closes below their respective initial index values on all the determination dates prior to the final determination date. On the final determination date, one or more of the underlying indices close below their respective downside threshold levels.

Consequently, the securities are not automatically redeemed, and investors receive a contingent quarterly payment for the quarterly monitoring periods during which the closing level of each underlying index is at or above its coupon barrier level on each day during the related quarterly monitoring period. At maturity, investors will receive the stated principal amount times the index performance factor of the worst performing underlying index, which will be less than 60% of the stated principal amount and could be zero.

Investors will lose some and may lose all of their principal in this scenario.

February 2018	Page 4

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due August 20, 2020

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX® Banks Index
Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing levels of the underlying indices and (2) the final index values of the underlying indices.

Diagram #1: Quarterly Monitoring Periods (Other Than the Final Quarterly Monitoring Period)

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payment upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 6.

February 2018	Page 5

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due August 20, 2020

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX® Banks Index
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly payment is payable with respect to a quarterly monitoring period, whether the securities will be automatically redeemed on any determination date prior to the final determination date and how to calculate the payment at maturity if the securities have not been redeemed early. The following examples are for illustrative purposes only. Whether you receive a contingent quarterly payment or whether the securities will be automatically redeemed will be determined by reference to the closing level of each underlying index on each day during a quarterly monitoring period and the closing level of each underlying index on each quarterly determination date, respectively, and the amount you will receive at maturity, if any, will be determined by reference to the final index value of each underlying index and the closing level of each underlying index on each day during the final quarterly monitoring period. The hypothetical initial index value of each underlying index of 100.00 has been chosen for illustrative purposes only and may not represent a likely actual initial index value of any underlying index. The actual initial index value of each underlying index will be the closing level of that underlying index on the pricing date and will be provided in the pricing supplement. For historical data regarding the actual closing levels of each underlying index, please see the historical information set forth under “Russell 2000® Index Overview,” “S&P 500® Index Overview,” and “EURO STOXX® Banks Index Overview,” as applicable, in this pricing supplement. The actual coupon barrier level and downside threshold level of each underlying index will be provided in the pricing supplement. Any payment on the securities is subject to our and JPMorgan Chase & Co.’s credit risks. The numbers in the hypothetical examples below may have been rounded for the ease of analysis.

The examples below are based on the following assumed terms:

Hypothetical contingent quarterly payment:	A contingent quarterly payment of $22.50 per quarter per security will be paid on the securities on each contingent payment date but only if the closing level of each underlying index is at or above its coupon barrier level on each day during the related quarterly monitoring period.
Early redemption:	If the closing level of each underlying index is greater than or equal to its initial index value on any quarterly determination date (other than the final determination date), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus any contingent quarterly payment otherwise due with respect to the related quarterly monitoring period.
Payment at maturity (if the securities have not been automatically redeemed early):

If the final index value of each underlying index is greater than or equal to its downside threshold level: the stated principal amount and, if the closing level of each underlying index on each day of the final quarterly monitoring period is greater than or equal to its coupon barrier level, the contingent quarterly payment with respect to the final quarterly monitoring period.

If the final index value of any underlying index is less than its downside threshold level: (i) the stated principal amount times (ii) the index performance factor of the worst performing underlying index

Stated principal amount:	$1,000 per security
Hypothetical initial index value:	With respect to the RTY Index: 100.00 With respect to the SPX Index: 100.00 With respect to the SX7E Index: 100.00
Hypothetical coupon barrier level:

With respect to the RTY Index: 65.00, which is 65% of the hypothetical initial index value for such index

With respect to the SPX Index: 65.00, which is 65% of the hypothetical initial index value for such index

With respect to the SX7E Index: 65.00, which is 65% of the hypothetical initial index value for such index

Hypothetical downside threshold level:

With respect to the RTY Index: 60.00, which is 60% of the hypothetical initial index value for such index

With respect to the SPX Index: 60.00, which is 60% of the hypothetical initial index value for such index

With respect to the SX7E Index: 60.00, which is 60% of the hypothetical initial index value for such index

February 2018	Page 6

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due August 20, 2020

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX® Banks Index
Principal at Risk Securities

How to determine whether a contingent quarterly payment is payable with respect to a quarterly monitoring period:

	Lowest closing level during quarterly monitoring period			Contingent quarterly payment
	RTY Index	SPX Index	SX7E Index
Hypothetical Quarterly Monitoring Period 1	80 (at or above coupon barrier level)	85 (at or above coupon barrier level)	90 (at or above coupon barrier level)	$22.50
Hypothetical Quarterly Monitoring Period 2	55 (below coupon barrier level)	75 (at or above coupon barrier level)	60 (below coupon barrier level)	$0
Hypothetical Quarterly Monitoring Period 3	80 (at or above coupon barrier level)	60 (below coupon barrier level)	50 (below coupon barrier level)	$0
Hypothetical Quarterly Monitoring Period 4	50 (below coupon barrier level)	45 (below coupon barrier level)	40 (below coupon barrier level)	$0

During hypothetical quarterly monitoring period 1, each underlying index closes at or above its coupon barrier level on each day. Therefore, a contingent quarterly payment of $22.50 is payable on the relevant contingent payment date.

During each of the hypothetical quarterly monitoring periods 2 and 3, one underlying index closes at or above its coupon barrier level on each day but the other underlying indices close below their respective coupon barrier levels on at least one day. Therefore, no contingent quarterly payment is payable on the relevant contingent payment date.

During hypothetical quarterly monitoring period 4, each underlying index closes below its coupon barrier level on at least one day and, accordingly, no contingent quarterly payment is payable on the relevant contingent payment date.

You will not receive a contingent quarterly payment on any contingent payment date if the closing level of any underlying index is below its coupon barrier level on any day during the related quarterly monitoring period.

How to determine whether the securities will be automatically redeemed on any determination date prior to the final determination date:

	Closing level			Early redemption payment
	RTY Index	SPX Index	SX7E Index
Hypothetical Determination Date 1	110 (at or above initial index value)	90 (below initial index value)	80 (below initial index value)	n/a (securities are not redeemed early)
Hypothetical Determination Date 2	90 (below initial index value)	80 (below initial index value)	70 (below initial index value)	n/a (securities are not redeemed early)
Hypothetical Determination Date 3	110 (at or above initial index value)	120 (at or above initial index value)	105 (at or above initial index value)	$1,000 (the stated principal amount) plus any contingent quarterly payment otherwise due with respect to the related quarterly monitoring period

On hypothetical determination date 1, one underlying index closes at or above its initial index value but the other underlying indices close below their respective initial index values. Therefore, the securities remain outstanding and are not redeemed early.

February 2018	Page 7

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due August 20, 2020

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX® Banks Index
Principal at Risk Securities

On hypothetical determination date 2, each underlying index closes below its initial index value. Therefore, the securities remain outstanding and are not redeemed early.

On hypothetical determination date 3, each underlying index closes at or above its initial index value. Therefore, the securities are automatically redeemed and you receive an early redemption payment equal to the stated principal amount plus any contingent quarterly payment otherwise due with respect to the related quarterly monitoring period. No further payments will be made on the securities once they have been redeemed.

How to calculate the payment at maturity (if the securities have not been automatically redeemed early):

	Lowest closing level during final quarterly monitoring period			Final index value			Payment at maturity
	RTY Index	SPX Index	SX7E Index	RTY Index	SPX Index	SX7E Index
Example 1:	90 (at or above coupon barrier level)	85 (at or above coupon barrier level)	80 (at or above coupon barrier level)	100 (at or above downside threshold level)	90 (at or above downside threshold level)	85 (at or above downside threshold level)	$1,022.50 (the stated principal amount plus the contingent quarterly payment with respect to the final quarterly monitoring period)
Example 2:	40 (below coupon barrier level)	55 (below coupon barrier level)	50 (below coupon barrier level)	80 (at or above downside threshold level)	90 (at or above downside threshold level)	85 (at or above downside threshold level)	$1,000 (the stated principal amount)
Example 3:	80 (at or above coupon barrier level)	35 (below coupon barrier level)	40 (below coupon barrier level)	110 (at or above downside threshold level)	50 (below downside threshold level)	55 (below downside threshold level)	$1,000 × index performance factor of the worst performing underlying index = $1,000 × (50 / 100.00) = $500.00
Example 4:	30 (below coupon barrier level)	50 (below coupon barrier level)	40 (below coupon barrier level)	40 (below downside threshold level)	55 (below downside threshold level)	50 (below downside threshold level)	$1,000 × (40 / 100.00) = $400.00
Example 5:	40 (below coupon barrier level)	20 (below coupon barrier level)	30 (below coupon barrier level)	50 (below downside threshold level)	40 (below downside threshold level)	30 (below downside threshold level)	$1,000 × (30 / 100.00) = $300.00

In example 1, the final index value of each underlying index is at or above its downside threshold level and each underlying index closes at or above its coupon barrier level on each day during the final quarterly monitoring period. Therefore, you receive at maturity the stated principal amount of the securities and the contingent quarterly payment with respect to the final quarterly monitoring period.

In example 2, the final index value of each underlying index is at or above its downside threshold level but at least one underlying index closes below its coupon barrier level on at least one day during the final quarterly monitoring period. Therefore, you receive at maturity the stated principal amount of the securities but no contingent quarterly payment is payable with respect to the final quarterly monitoring period.

In example 3, the final index value of one underlying index is at or above its downside threshold level but the final index values of the other underlying indices are below their respective downside threshold levels. Therefore, you are exposed to the downside

February 2018	Page 8

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due August 20, 2020

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX® Banks Index
Principal at Risk Securities

performance of the worst performing underlying index at maturity and receive a cash payment at maturity equal to the stated principal amount times the index performance factor of the worst performing underlying index.

Similarly, in examples 4 and 5, the final index value of each underlying index is below its downside threshold level, and you receive a cash payment at maturity equal to the stated principal amount times the index performance factor of the worst performing underlying index.

If the final index value of ANY underlying index is below its downside threshold level, you will be exposed to the downside performance of the worst performing underlying index at maturity, and your payment at maturity will be less than 60% of the stated principal amount per security and could be zero.

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term or until early redemption. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

February 2018	Page 9

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due August 20, 2020

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX® Banks Index
Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying product supplement and the accompanying underlying supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final index value of any of the underlying indices is less than its downside threshold level, you will be exposed to the decline in the closing level of the worst performing underlying index, as compared to its initial index value, on a 1-to-1 basis. Under these circumstances, you will receive for each security that you hold at maturity a cash payment equal to the stated principal amount times the index performance factor of the worst performing underlying index. In this case, your payment at maturity will be less than 60% of the stated principal amount and could be zero.
▪	You will not receive any contingent quarterly payment for any quarterly monitoring period if the closing level of any underlying index is less than its coupon barrier level on any day during that quarterly monitoring period. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest. Instead, a contingent quarterly payment will be made with respect to a quarterly monitoring period only if the closing level of each underlying index on each day during the quarterly monitoring period is greater than or equal to its coupon barrier level. If the closing level of any underlying index is below its coupon barrier level on any day during a quarterly monitoring period, you will not receive a contingent quarterly payment for that quarterly monitoring period.

It is possible that the closing level of one or more underlying indices could be below their respective coupon barrier levels on at least one day during most or all of the quarterly monitoring periods so that you will receive few or no contingent quarterly payments. If you do not earn sufficient contingent quarterly payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on one of our conventional debt securities of comparable maturity.

▪	The contingent quarterly payment is based on the closing levels of the underlying indices during the quarterly monitoring periods. Whether the contingent quarterly payment will be made with respect to a quarterly monitoring period will be based on the closing level of each underlying index on each day during that quarterly monitoring period. As a result, you will not know whether you will receive the contingent quarterly payment until the end of the related quarterly monitoring period. Moreover, because the contingent quarterly payment is based on the closing level of each underlying index on each day during that quarterly monitoring period, if the closing level of any of the underlying indices on any day during that quarterly monitoring period is below its coupon barrier level, you will not receive any contingent quarterly payment with respect to that quarterly monitoring period, even if the closing level of that underlying index was higher on other days during that quarterly monitoring period.
▪	You are exposed to the price risk of all three underlying indices, with respect to all the contingent quarterly payments, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying index. The performance of the underlying indices may not be correlated. Poor performance by any underlying index over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying indices. Accordingly, your investment is subject to the risk of decline in the closing level of each underlying index.

To receive any contingent quarterly payments, each underlying index must close at or above its coupon barrier level on each day throughout a quarterly monitoring period. In addition, if any underlying index has declined to below its downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying index, as compared to its initial index value, on a 1-to-1 basis, even if the other underlying indices have appreciated. Under this scenario, the value of any such payment will be less than 60% of the stated principal amount and could be zero.

▪	Because the securities are linked to the performance of the worst performing underlying index, you are exposed to greater risks of no contingent quarterly payments and sustaining a significant loss on your

February 2018	Page 10

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due August 20, 2020

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX® Banks Index
Principal at Risk Securities

investment than if the securities were linked to just one underlying index. The risk that you will not receive any contingent quarterly payments, or that you will suffer a significant loss on your investment is greater if you invest in the securities than if you invest in substantially similar securities that are linked to the performance of just one underlying index. With three underlying indices, it is more likely that any one underlying index will close below its coupon barrier level on any day during a quarterly monitoring period or below its downside threshold level on the final determination date than if the securities were linked to only one underlying index. In addition, you will not benefit from the performance of any underlying index other than the worst performing underlying index. Therefore it is more likely that you will not receive any contingent quarterly payments and that you will suffer a significant loss on your investment.

▪	The securities are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the securities. If these affiliates do not make payments to us and we fail to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.
▪	Investors will not participate in any appreciation of any underlying index. Investors will not participate in any appreciation of any underlying index from its initial index value, and the return on the securities will be limited to the contingent quarterly payment that is paid with respect to each quarterly monitoring period during which the closing level of each underlying index on each day is greater than or equal to its coupon barrier level, if any.
▪	An investment in the securities is subject to risks associated with small capitalization stocks with respect to the RTY Index. The stocks that constitute the RTY Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.
▪	The securities are subject to risks associated with securities issued by non-U.S. companies, with respect to the SX7E Index. The equity securities included in the SX7E Index have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.
▪	The securities are not directly exposed to fluctuations in foreign exchange rates with respect to the SX7E Index. The value of your securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the equity securities included in the SX7E Index are based, although any currency fluctuations could affect the performance of the SX7E Index. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the securities, you will not receive any additional payment or incur any reduction in any payment on the securities.
▪	The securities are subject to risks associated with the banking industry with respect to the SX7E Index. All or substantially all of the equity securities included in the SX7E Index are issued by companies whose primary line of business is directly associated with the banking industry. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this

February 2018	Page 11

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due August 20, 2020

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX® Banks Index
Principal at Risk Securities

industry than a different investment linked to securities of a more broadly diversified group of issuers. The performance of bank stocks may be affected by extensive governmental regulation, which may limit both the amounts and types of loans and other financial commitments they can make, the interest rates and fees they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds and can fluctuate significantly when interest rates change. Credit losses resulting from financial difficulties of borrowers can negatively impact banking companies. Banks may also be subject to severe price competition. Competition among banking companies is high and failure to maintain or increase market share may result in lost market share. These factors could affect the banking industry and could affect the value of the equity securities included in the SX7E Index and the level of the SX7E Index during the term of the securities, which may adversely affect the value of your securities.

▪	Early redemption risk. The term of your investment in the securities may be limited to as short as approximately three months by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly payments and may be forced to reinvest in a lower interest rate environment and you may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk.
▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the securities and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as an agent of the offering of the securities, hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent will determine the initial index values, the coupon barrier levels, the downside threshold levels and the final index values, whether the closing level of each underlying index on any determination date is greater than or equal to its initial index value and whether the closing level of any underlying index is below its coupon barrier level on any day during any quarterly monitoring period or below its downside threshold level on the final determination date. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payment to you at maturity or whether the securities are redeemed early.

In addition, JPMorgan Chase & Co. is currently one of the companies that make up the SPX Index. JPMorgan Chase & Co. will not have any obligation to consider your interests as a holder of the securities in taking any corporate action that might affect the value of the SPX Index or the securities.

Moreover, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	The estimated value of the securities will be lower than the original issue price (price to public) of the securities. The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities will exceed the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates. The estimated value of the securities is determined by reference to internal pricing models of our affiliates. This estimated value of the securities is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the

February 2018	Page 12

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due August 20, 2020

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX® Banks Index
Principal at Risk Securities

price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “Additional Information about the Securities — The estimated value of the securities” in this document.

▪	The estimated value of the securities is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the securities is based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed-rate debt of JPMorgan Chase & Co. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period. We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the Securities — Secondary market prices of the securities” in this document for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the securities will likely be lower than the original issue price of the securities. Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and the structuring fee and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Secondary trading may be limited” below.

▪	Secondary market prices of the securities will be impacted by many economic and market factors. The secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing level of each underlying index, including:
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility in the closing level of each underlying index;
o	the time to maturity of the securities;
o	whether the closing level of any underlying index has been, or is expected to be, less than its coupon barrier level on any day during any quarterly monitoring period and whether the final index value of any underlying index is expected to be less than its downside threshold level;
o	the likelihood of an early redemption being triggered;
o	the dividend rates on the equity securities included in the underlying indices;
o	the actual and expected positive or negative correlation between the underlying indices, or the actual or expected absence of any such correlation;
o	interest and yield rates in the market generally;
o	the exchange rates and the volatility of the exchange rates between the U.S. dollar and each of the currencies in which the equity securities included in the SX7E Index trade and the correlation among those rates and the levels of the SX7E Index; and

February 2018	Page 13

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due August 20, 2020

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX® Banks Index
Principal at Risk Securities

o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

▪	Investing in the securities is not equivalent to investing in any underlying index. Investing in the securities is not equivalent to investing in any underlying index or its component stocks. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute any underlying index.
▪	Adjustments to any underlying index could adversely affect the value of the securities. The underlying index publisher of any underlying index may discontinue or suspend calculation or publication of that underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.
▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could adversely affect the closing levels of the underlying indices. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial index values and, as a result, the coupon barrier levels, which are the respective levels at or above which the underlying indices must close on each day during a quarterly monitoring period in order for you to earn a contingent quarterly payment or, if the securities are not redeemed prior to maturity, the downside threshold levels, which are the respective levels at or above which the underlying indices must close on the final determination date in order for you to avoid being exposed to the negative price performance of the worst performing underlying index at maturity. Additionally, these hedging or trading activities during the term of the securities could potentially affect the values of the underlying indices on any day during any quarterly monitoring period or on the final determination date and, accordingly, whether investors will receive one or more contingent quarterly payments, whether the securities are automatically redeemed prior to maturity and, if the securities are not redeemed prior to maturity, the payment to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.
▪	Secondary trading may be limited. The securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. JPMS may act as a market maker for the securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.
▪	The final terms and valuation of the securities will be provided in the pricing supplement. The final terms of the securities will be provided in the pricing supplement. In particular, each of the estimated value of the securities and the contingent quarterly payment will be provided in the pricing supplement and each may be as low as the applicable minimum set forth on the cover of this document. Accordingly, you should consider your potential investment in the securities based on the minimums for the estimated value of the securities and the contingent quarterly payment.
▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax treatment of the securities, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the securities as prepaid forward contracts with associated contingent coupons, as described in “Additional Information about the Securities — Additional Provisions — Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of any income or loss on the securities could be materially affected. Although the U.S. federal income tax treatment of contingent quarterly payments (including any contingent quarterly payments paid in connection with an early redemption or at maturity) is uncertain, in determining our reporting responsibilities we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat any contingent quarterly payments as ordinary income. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of

February 2018	Page 14

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due August 20, 2020

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX® Banks Index
Principal at Risk Securities

income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders — Tax Consideration. The U.S. federal income tax treatment of contingent quarterly payments is uncertain, and although we believe it is reasonable to take a position that contingent quarterly payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), a withholding agent may nonetheless withhold on these payments (generally at a rate of 30%, subject to the possible reduction of that rate under an applicable income tax treaty), unless income from your securities is effectively connected with your conduct of a trade or business in the United States (and, if an applicable treaty so requires, attributable to a permanent establishment in the United States). In the event of any withholding, we will not be required to pay any additional amounts with respect to amounts so withheld. If you are not a United States person, you are urged to consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities in light of your particular circumstances.

February 2018	Page 15

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due August 20, 2020

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX® Banks Index
Principal at Risk Securities

Russell 2000® Index Overview

The Russell 2000® Index consists of the middle 2,000 companies included in the Russell 3000ETM Index and, as a result of the index calculation methodology, consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Equity Index Descriptions — The Russell Indices” in the accompanying underlying supplement.

Information as of market close on February 12, 2018:

Bloomberg Ticker Symbol:	RTY	52 Week High (on 1/23/2018):	1,610.706
Current Closing Level:	1,490.981	52 Week Low (on 4/13/2017):	1,345.244
52 Weeks Ago (on 2/13/2017):	1,392.378

The following table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the Russell 2000® Index for each quarter in the period from January 1, 2013 through February 12, 2018. The graph following the table sets forth the daily closing levels of the Russell 2000® Index during the same period. The closing level of the Russell 2000® Index on February 12, 2018 was 1,490.981. We obtained the closing level information above and in the table and graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The historical levels of the Russell 2000® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Russell 2000® Index on any day during any quarterly monitoring period, including on the final determination date. The payment of dividends on the stocks that constitute the Russell 2000® Index are not reflected in its closing level and, therefore, have no effect on the calculation of the payment at maturity.

Russell 2000® Index	High	Low	Period End
2013
First Quarter	953.068	872.605	951.542
Second Quarter	999.985	901.513	977.475
Third Quarter	1,078.409	989.535	1,073.786
Fourth Quarter	1,163.637	1,043.459	1,163.637
2014
First Quarter	1,208.651	1,093.594	1,173.038
Second Quarter	1,192.964	1,095.986	1,192.964
Third Quarter	1,208.150	1,101.676	1,101.676
Fourth Quarter	1,219.109	1,049.303	1,204.696
2015
First Quarter	1,266.373	1,154.709	1,252.772
Second Quarter	1,295.799	1,215.417	1,253.947
Third Quarter	1,273.328	1,083.907	1,100.688
Fourth Quarter	1,204.159	1,097.552	1,135.889
2016
First Quarter	1,114.028	953.715	1,114.028
Second Quarter	1,188.954	1,089.646	1,151.923
Third Quarter	1,263.438	1,139.453	1,251.646
Fourth Quarter	1,388.073	1,156.885	1,357.130
2017
First Quarter	1,413.635	1,345.598	1,385.920
Second Quarter	1,425.985	1,345.244	1,415.359
Third Quarter	1,490.861	1,356.905	1,490.861
Fourth Quarter	1,548.926	1,464.095	1,535.511

February 2018	Page 16

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due August 20, 2020

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX® Banks Index
Principal at Risk Securities

Russell 2000® Index	High	Low	Period End
2018
First Quarter (through February 12, 2018)	1,610.706	1,463.793	1,490.981

Russell 2000® Index Historical Performance – Daily Closing Levels* January 2, 2013 to February 12, 2018

1,800
1,600
1,400
1,200
1,000
800
600
400
200
0
Index Level
Jan-13
Jul-13
Jan-14
Jul-14
Jan-15
Jul-15
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Source: Bloomberg

*The red dotted line in the graph indicates the hypothetical coupon barrier level, equal to 65% of the closing level on February 12, 2018, and the black dotted line in the graph indicates the hypothetical downside threshold level, equal to 60% of the closing level on February 12, 2018. The actual coupon barrier level and downside threshold level will be based on the closing level on the pricing date.

License Agreement. The “Russell 2000® Index” is a trademark of FTSE Russell and has been licensed for use by JPMorgan Chase Bank, National Association and its affiliates.  For more information, see “Equity Index Descriptions — The Russell Indices — Disclaimers” in the accompanying underlying supplement.

February 2018	Page 17

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due August 20, 2020

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX® Banks Index
Principal at Risk Securities

S&P 500® Index Overview

The S&P 500® Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For additional information on the S&P 500® Index, see the information set forth under “Equity Index Descriptions — The S&P U.S. Indices” in the accompanying underlying supplement.

Information as of market close on February 12, 2018:

Bloomberg Ticker Symbol:	SPX	52 Week High (on 1/26/2018):	2,872.87
Current Closing Level:	2,656.00	52 Week Low (on 2/9/2017):	2,307.87
52 Weeks Ago (on 2/13/2017):	2,328.25

The following table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the S&P 500® Index for each quarter in the period from January 1, 2013 through February 12, 2018. The graph following the table sets forth the daily closing levels of the S&P 500® Index during the same period. The closing level of the S&P 500® Index on February 12, 2018 was 2,656.00. We obtained the closing level information above and in the table and graph below from Bloomberg, without independent verification. The historical levels of the S&P 500® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the S&P 500® Index on any day during any quarterly monitoring period, including on the final determination date. The payment of dividends on the stocks that constitute the S&P 500® Index are not reflected in its closing level and, therefore, have no effect on the calculation of the payment at maturity.

S&P 500® Index	High	Low	Period End
2013
First Quarter	1,569.19	1,457.15	1,569.19
Second Quarter	1,669.16	1,541.61	1,606.28
Third Quarter	1,725.52	1,614.08	1,681.55
Fourth Quarter	1,848.36	1,655.45	1,848.36
2014
First Quarter	1,878.04	1,741.89	1,872.34
Second Quarter	1,962.87	1,815.69	1,960.23
Third Quarter	2,011.36	1,909.57	1,972.29
Fourth Quarter	2,090.57	1,862.49	2,058.90
2015
First Quarter	2,117.39	1,992.67	2,067.89
Second Quarter	2,130.82	2,057.64	2,063.11
Third Quarter	2,128.28	1,867.61	1,920.03
Fourth Quarter	2,109.79	1,923.82	2,043.94
2016
First Quarter	2,063.95	1,829.08	2,059.74
Second Quarter	2,119.12	2,000.54	2,098.86
Third Quarter	2,190.15	2,088.55	2,168.27
Fourth Quarter	2,271.72	2,085.18	2,238.83
2017
First Quarter	2,395.96	2,257.83	2,362.72
Second Quarter	2,453.46	2,328.95	2,423.41
Third Quarter	2,519.36	2,409.75	2,519.36
Fourth Quarter	2,690.16	2,529.12	2,673.61
2018
First Quarter (through February 12, 2018)	2,872.87	2,581.00	2,656.00

February 2018	Page 18

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due August 20, 2020

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX® Banks Index
Principal at Risk Securities

S&P 500® Index Historical Performance – Daily Closing Levels* January 2, 2013 to February 12, 2018

3,500
3,000
2,500
2,000
1,500
1,000
500
0
Index Level
Jan-13
Jul-13
Jan-14
Jul-14
Jan-15
Jul-15
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Source: Bloomberg

*The red dotted line in the graph indicates the hypothetical coupon barrier level, equal to 65% of the closing level on February 12, 2018, and the black dotted line in the graph indicates the hypothetical downside threshold level, equal to 60% of the closing level on February 12, 2018. The actual coupon barrier level and downside threshold level will be based on the closing level on the pricing date.

License Agreement. “Standard & Poor’s®,” “S&P®,” “S&P 500®” and “Standard & Poor’s 500” are trademarks of Standard & Poor’s Financial Services LLC and have been licensed for use by JPMorgan Chase & Co. and its affiliates. See “Equity Index Descriptions — The S&P U.S. Indices — License Agreement” in the accompanying underlying supplement.

February 2018	Page 19

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due August 20, 2020

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX® Banks Index
Principal at Risk Securities

EURO STOXX® Banks Index Overview

The EURO STOXX® Banks Index is a free-float market capitalization index that currently includes 26 stocks of banks market sector leaders from 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. Not all 11 countries are represented in the EURO STOXX® Banks Index at any given time. For additional information about the EURO STOXX® Banks Index, see the information set forth under “Equity Index Descriptions — The EURO STOXX® Banks Index” in the accompanying underlying supplement.

Information as of market close on February 12, 2018:

Bloomberg Ticker Symbol:	SX7E	52 Week High (on 1/29/2018):	143.05
Current Closing Level:	133.41	52 Week Low (on 2/24/2017):	111.98
52 Weeks Ago (on 2/13/2017):	115.38

The following table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the EURO STOXX® Banks Index for each quarter in the period from January 1, 2013 through February 12, 2018. The graph following the table sets forth the daily closing levels of the EURO STOXX® Banks Index during the same period. The closing level of the EURO STOXX® Banks Index on February 12, 2018 was 133.41. We obtained the closing level information above and in the table and graph below from Bloomberg, without independent verification. The historical levels of the EURO STOXX® Banks Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the EURO STOXX® Banks Index on any day during any quarterly monitoring period, including on the final determination date. The payment of dividends on the stocks that constitute the EURO STOXX® Banks Index are not reflected in its closing level and, therefore, have no effect on the calculation of the payment at maturity.

EURO STOXX® Banks Index	High	Low	Period End
2013
First Quarter	127.75	101.95	102.46
Second Quarter	118.77	100.51	101.39
Third Quarter	129.63	100.57	125.84
Fourth Quarter	142.30	129.32	141.43
2014
First Quarter	156.58	139.31	155.26
Second Quarter	162.81	145.66	146.52
Third Quarter	154.60	135.67	149.21
Fourth Quarter	149.39	129.86	134.51
2015
First Quarter	158.53	124.29	157.65
Second Quarter	161.70	148.38	149.91
Third Quarter	161.45	128.04	131.34
Fourth Quarter	141.12	123.03	127.87
2016
First Quarter	125.04	89.65	101.38
Second Quarter	111.28	79.03	83.25
Third Quarter	99.11	78.37	92.54
Fourth Quarter	120.34	91.84	117.67
2017
First Quarter	127.52	111.98	127.52
Second Quarter	139.87	118.94	131.16
Third Quarter	139.91	127.83	138.38
Fourth Quarter	137.82	129.98	130.48

February 2018	Page 20

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due August 20, 2020

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX® Banks Index
Principal at Risk Securities

EURO STOXX® Banks Index	High	Low	Period End
2018
First Quarter (through February 12, 2018)	143.05	130.59	133.41

EURO STOXX® Banks Index Historical Performance – Daily Closing Levels* January 2, 2013 to February 12, 2018

180
160
140
120
100
80
60
40
20
0
Index Level
Jan-13
Jul-13
Jan-14
Jul-14
Jan-15
Jul-15
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18

Source: Bloomberg

*The red dotted line in the graph indicates the hypothetical coupon barrier level, equal to 65% of the closing level on February 12, 2018, and the black dotted line in the graph indicates the hypothetical downside threshold level, equal to 60% of the closing level on February 12, 2018. The actual coupon barrier level and downside threshold level will be based on the closing level on the pricing date.

License Agreement. The EURO STOXX® Banks Index and STOXX® are the intellectual property (including registered trademarks) of STOXX Limited, Zurich, Switzerland and/or its licensors (the “Licensors”), which are used under license. The securities based on the EURO STOXX® Banks Index are in no way sponsored, endorsed, sold or promoted by STOXX Limited and its Licensors and neither Stoxx Limited nor any of its Licensors shall have any liability with respect thereto. See “Equity Index Descriptions — The EURO STOXX® Banks Index — License Agreement” in the accompanying underlying supplement.

February 2018	Page 21

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due August 20, 2020

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX® Banks Index
Principal at Risk Securities

Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions
Record date:	The record date for each contingent payment date is the date one business day prior to that contingent payment date.
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled final determination date is not a trading day or if a market disruption event occurs on that day so that the final determination date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the third business day following that final determination date as postponed.
Minimum ticketing size:	$1,000 / 1 security
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the securities:

The estimated value of the securities set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities is based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed-rate debt of JPMorgan Chase & Co. For additional information, see “Risk Factors — The estimated value of the securities is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates” in this document.

The estimated value of the securities will be lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Risk Factors — The estimated value of the securities will be lower than the original issue price (price to public) of the securities” in this document.

Secondary market prices of the securities:	For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Secondary market prices of the securities will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the securities. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Risk Factors — The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period.”

February 2018	Page 22

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due August 20, 2020

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX® Banks Index
Principal at Risk Securities

Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-1-I. In determining our reporting responsibilities we intend to treat (i) the securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent quarterly payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Prepaid Forward Contracts with Associated Contingent Coupons” in the accompanying product supplement. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. The discussions above and in the accompanying product supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the notice described above.

Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of contingent quarterly payments is uncertain, and although we believe it is reasonable to take a position that contingent quarterly payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), a withholding agent may nonetheless withhold on these payments (generally at a rate of 30%, subject to the possible reduction of that rate under an applicable income tax treaty), unless income from your securities is effectively connected with your conduct of a trade or business in the United States (and, if an applicable treaty so requires, attributable to a permanent establishment in the United States). If you are not a United States person, you are urged to consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities in light of your particular circumstances.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations (such an index, a “Qualified Index”). Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2019 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, we expect that Section 871(m) will not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the securities. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

FATCA. Withholding under legislation commonly referred to as “FATCA” could apply to payments with respect to the securities that are treated as U.S.-source “fixed or determinable annual or periodical” income (“FDAP Income”) for U.S. federal income tax purposes (such as interest, if the securities are recharacterized, in whole or in part, as debt instruments, or contingent quarterly payments if they are otherwise treated as FDAP Income). If the securities are recharacterized, in whole or in part, as debt instruments, withholding could also apply to payments of gross proceeds of a taxable disposition, including an early redemption or redemption at maturity. However, under a recent IRS notice, this regime will not apply to payments of gross proceeds (other than any amount treated as FDAP Income) with respect to dispositions occurring before January 1, 2019. You should consult your tax adviser regarding the potential application of FATCA to the securities.

In the event of any withholding on the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

Supplemental use of proceeds and hedging:

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “How the Securities Work” and “Hypothetical Examples” in this document for an illustration of the risk-return profile of the securities and “Russell 2000® Index Overview,” “S&P 500® Index Overview” and “EURO STOXX® Banks Index Overview” in

February 2018	Page 23

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due August 20, 2020

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX® Banks Index
Principal at Risk Securities

this document for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the securities in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each security.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

We expect that delivery of the securities will be made against payment for the securities on or about the original issue date set forth on the front cover of this document, which will be the third business day following the pricing date of the securities (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on any date prior to two business days before delivery will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”).  For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”).  Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (800) 869-3326).

February 2018	Page 24

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due August 20, 2020

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX® Banks Index
Principal at Risk Securities

Where you can find more information:

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these securities are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement.

This document, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying product supplement and the accompanying underlying supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•    Product supplement no. MS-1-I dated June 3, 2016:

 http://www.sec.gov/Archives/edgar/data/19617/000095010316013935/crt_dp64833-424b2.pdf

•    Underlying supplement no. 1-I dated April 15, 2016:

 http://www.sec.gov/Archives/edgar/data/19617/000095010316012649/crt-dp64909_424b2.pdf

•    Prospectus supplement and prospectus, each dated April 15, 2016:

 http://www.sec.gov/Archives/edgar/data/19617/000095010316012636/crt_dp64952-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial.

February 2018	Page 25